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Exhibit 10.8

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 7th day of February, 2005 by and among Shamir Optical Industry Ltd., a limited liability company formed in Israel (the "Company"), and certain investors in the Company listed in the signature block of this Agreement (collectively, the "Investors").

RECITALS

        WHEREAS, the Company and the Investors desire to provide for certain arrangements with respect to the registration of ordinary shares of the Company under the United States Securities Act of 1933, as amended.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1.
Definitions. For purposes of this Agreement:

(a)
The term "Act" means the United States Securities Act of 1933, as amended.

(b)
The term "Exchange Act" or "1934 Act" shall mean the United States Securities Exchange Act of 1934, as amended.

(c)
The term "Form F-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)
The term "Holder" means each of the holders listed in Schedule A hereto.

(e)
The term "Initiating Holders" has the meaning set forth in Section 2(c).

(f)
Except as otherwise provided in Section 2(a)(y), the term "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g)
The term "Registrable Securities" means (i) the Company's ordinary shares held by the Holders as of the date hereof as set forth in Schedule A and any shares issuable or issued upon conversion of such shares held by, or entitled to be exercised by, the Holder (whether currently issued or hereafter acquired) and (ii) ordinary shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities to the extent (A) they are sold or otherwise transferred by a Holder to a third party, unless the rights under this agreement have been assigned or transferred together with such Registrable Securities pursuant to Section 11, or (B) the registration rights with respect to such Registrable Securities have been terminated pursuant to Section 13. "Registrable Securities" shall also not include any shares or other securities of the Company acquired by the Holders after the date hereof.

  (h)
  The term "Rule 144" means Rule 144 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

  (i)
  The term "SEC" shall mean the United States Securities and Exchange Commission.

  (j)
  The term "Violation" has the meaning set forth in Section 9(a).

  (k)
  The term "FIBI" shall mean FIBI Investment House Ltd.

  (l)
  The term "FIBI Group" shall mean FIBI Investment House Ltd. and any of its assignees or transferees pursuant to Section 11(b), Scorpio (BSG) Ltd., Gishrei Asia Ltd. and JFJ International Trading Ltd. For purposes of this agreement, the FIBI Group shall be treated collectively as one Holder, and the rights to cause a registration of Registrable Securities under this Agreement shall inure upon the FIBI Group as a group, but not upon any of its members individually. FIBI shall act in all respects on behalf of and shall be able to exercise the rights of the FIBI Group under this Agreement. No other member of the FIBI Group shall act on behalf of or be able to exercise the rights of the FIBI Group for as long as FIBI holds any of the Company's shares. If FIBI does not hold any of the Company's shares, that member of the FIBI Group who holds the greatest number of Company shares of all the members of the FIBI Group shall act on behalf of and be able to exercise the rights of the FIBI Group under this Agreement.

2.     Request for Registration

  (a)
  At any time after the Company's initial registration of ordinary shares (but not prior to the date that is six months after the effective date of a first registration statement either (x) for a public offering of securities of the Company or (y) under the Exchange Act), each of the Holders shall have the right (a "demand registration right") to request in writing that the Company file a registration statement under the Act covering the registration of a distribution of all or part of such Holder's Registrable Securities, provided that, with the exception of Vision Capital, the amount of shares a Holder requests to register must be equal to at least 2% of the Company's ordinary shares on a fully diluted basis at the time of the demand and have a market value of at least $4.0 million. This limit shall not apply to Vision Capital, who shall have a demand registration right regardless of whether it requests to register 2% or $4.0 million of the Company's ordinary shares.

  (b)
  After the respective Holder makes the request referred to in Section 2(a) above, the Company shall:

  (1)
  within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

  (2)
  use its best efforts to effect within ninety (90) days and no longer than one-hundred-and-eighty (180) days following the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request in writing to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 2(b)(1).

  (c)
  If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a) and the Company shall include such information in the written notice referred to in Section 2(b)(1). The underwriter will be selected by the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Initiating Holders shall have priority over all other Holders to include the Initiating Holders' shares in the underwriting. If there is more than one Initiating Holder, and if the number of shares of Registrable Securities held by the Initiating Holders and requested to be included in the underwriting exceeds the number of shares of Registrable Securities the underwriters determine in their sole discretion is compatible with the success of the offering, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Initiating Holders in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Initiating Holder. If the number of shares or Registrable Securities held by the Initiating Holders and requested to be included in the underwriting is less than the number of shares of Registrable Securities the underwriters determine in their sole discretion is compatible with the success of the offering, then the excess number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Holders thereof who are not Initiating Holders and who elect to include shares in the offering in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Holder participating in the offering, or in such other proportions as shall mutually be agreed to by such Holders.

  (d)
  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period. For the avoidance of doubt: the 90-day and 180-day time limits described in Section 2(b)(2) will not begin to run during this 90-day deferral period.

  (e)
  With the exception of Vision Capital LLC, each Holder shall be entitled to request two (2) such registrations pursuant to this Section 2. Vision Capital LLC shall be entitled to request only one (1) such registration pursuant to this Section 2. The expenses for these registrations shall be borne in accordance with Section 6, below.

  (f)
  Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to effect more than one (1) registration pursuant to this Section 2 per twelve-month period.

3.
Company Registration. If at any time after the date that is six months after the Company's initial public offering (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share plan or a registration on Form F-4 or any similar successive form), the Company shall, at such time, promptly give each Holder who holds Registrable Securities written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 7, include in the registration statement all the Registrable Securities that each such Holder has requested to be registered.

4.
Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)
Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to two years or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

(b)
Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c)
Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)
Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)
In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (including, without limitation, procurement and delivery of a customary opinion of counsel for the Company and a customary "comfort" letter signed by the independent public accountants of the Company), with the underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)
Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)
Enter into such agreements and take such other actions as sellers of such Registrable Securities holding 50% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including with respect to depositing Company shares with a designated depositary to facilitate the issuance and sale of such shares.

(h)
Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

5.
Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

6.
Expenses of Registration. The Company shall bear all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company in connection with registrations, filings or qualifications pursuant to Section 3 of this Agreement and in connection with the first registration requested by a Holder pursuant to Section 2 of this Agreement. In connection with the second registration requested by a Holder pursuant to Section 2 of this Agreement, the selling Holders shall bear, on a pro rata basis of shares sold, all expenses incurred in connection with such registration, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and all out-of pocket expenses of the Company. For the avoidance of doubt: the Company will not charge the Holders for the time expended by its management in relation to a registration under this Agreement.

7.     Underwriting Requirements.

  (a)
  In connection with any offering involving an underwriting of the Company's shares, the Company shall not be required under Section 3 to include Registrable Securities of a Holder in such underwriting unless the Holder of such Registrable Securities accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not adversely affect their ability to market the offering. If the total amount of Registrable Securities requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not adversely affect their ability to market the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders).

  (b)
  In connection with any offering involving an underwriting of shares of the Holders' Registrable Securities pursuant to Section 2, the Company shall not be permitted to sell its securities in such underwriting unless the Company accepts the terms of the underwriting as agreed upon between the Holders and the underwriters, and then the Company may include only such quantity as the underwriters determine in their sole discretion will not adversely affect their ability to market the offering. If the total amount of securities requested by the Company to be included in such offering exceeds the amount the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be permitted to include in the offering only that number of such securities that the underwriters determine in their sole discretion will not adversely affect their ability to market the offering.

8.
Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9.
Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a)
To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for inclusion in a registration statement in connection with such registration by any such Holder, underwriter or controlling person.

(b)
To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder in connection with the drafting of the registration statement related to such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, however, that in no event shall any indemnity under this Section 9(b) exceed the net proceeds from the offering received by such Holder.

(c)
Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate (in the sole judgment of counsel for the indemnified party) due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

  (d)
  If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

  (e)
  The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

10.
Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

(a)
make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)
file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)
furnish to any Holder, for so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the first anniversary of the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

11.   Assignment and Transfer of Registration Rights.

  (a)
  The rights to cause the Company to register Registrable Securities pursuant to this Agreement inure specifically to each of the Holders listed in Schedule A and may not be assigned or transferred by a Holder to any other party, other than an affiliate of the transferring party. An "affiliate" of a party shall mean an entity controlled by, controlling or under common control with such party.

  (b)
  Notwithstanding anything in Section 11(a), FIBI may assign or transfer (but only with all related obligations) its rights pursuant to this Agreement to cause the Company to register the Registrable Securities held by FIBI to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 20% of FIBI's Registrable Securities and 2% of the Company's ordinary shares on a fully diluted basis; provided, however, that the Company be, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned or transferred. Any assignee or transferee of FIBI's rights may not assign or transfer these rights.

12.
Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included.

13.
Effectiveness and Termination of Registration Rights. The effectiveness of this Agreement is contingent upon and subject to the completion of an initial public offering of the Company's ordinary shares in the United States on or prior to December 31, 2005 and the effectiveness of the related registration statement concerning the Company's ordinary shares in compliance with the Act. In the event that such a public offering does not occur on or prior to December 31, 2005, this Agreement shall not become effective. This Agreement terminates as of the earlier of (a) the sixth anniversary of this Agreement, or (b) as to any Holder, such time at which all Registrable Securities held by such Holder can be sold without restriction and without registration in compliance with Rule 144, or (c) as to any Registrable Securities held by each Holder, such time at which such Registrable Securities have either been registered or sold or otherwise transferred to another party by such Holder.

14.
Mergers. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to Registrable Securities shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 14 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Holders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

15.   Miscellaneous

  (a)
  Successors and Assigns. The terms and conditions of this Agreement shall inure solely to the benefit of and be binding upon the respective parties to this agreement, as well as their successors or assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors or assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

  (b)
  Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

  (c)
  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  (d)
  Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

  (e)
  Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by facsimile or overnight courier at the address indicated for such party on the signature page hereof, or at such other address as such party may designate.

  (f)
  Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

  (g)
  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and all Holders who hold at least 2% of the Company's ordinary shares on a fully diluted basis at the time of the amendment or waiver; provided, however, that this Agreement may be amended or a term of this Agreement waived with the consent of the Holders of less than all Registrable Securities only in a manner which affects all Registrable Securities in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

  (h)
  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:
SHAMIR OPTICAL INDUSTRY LTD.
By:	/s/
Name: Title:
INVESTORS:
SHAMIR OPTICA HOLDINGS A.C.S. LTD.
By:	/s/
Name: Title:
FIBI INVESTMENT HOUSE LTD.
By:	/s/
Name: Title:
HAKLAEI EYAL HASHARON A.C.S. LTD.
By:	/s/
Name: Title:
VISION CAPITAL LLC
By:	/s/ RICHARD P. KIPHART
Name: Richard P. Kiphart Title: Director
SCORPIO (BSG) LTD.
By:	/s/ JEFFREY LEVINE
Name: Jeffrey Levine Title: C.F.O.
GISHREI ASIA LTD.
By:	/s/
Name: Title:

JFJ INTERNATIONAL TRADING LTD.
By:	/s/
Name: Title:

Schedule A

HOLDERS:

1.	SHAMIR OPTICA A.C.S. LTD. Kibbutz Shamir Upper Galilee 12135 Israel Number of Registrable Securities held: 10,240,775

2.	FIBI GROUP c/o FIBI Investment House Ltd. 17th Floor, Africa Israel Building 14 Ehad Ha-Am Street Tel Aviv, Israel Number of Registrable Securities held: 1,807,196

3.	HAKLAEI EYAL HASHARON A.C.S. LTD. Kibbutz Eyal D.N. Hasharon Hatichon 45840 Israel Number of Registrable Securities held: 502,400

4.	VISION CAPITAL LLC c/o William Blair & Company, L.L.C. 222 West Adams Street Chicago, IL 60606 USA Number of Registrable Securities held: 160,961

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REGISTRATION RIGHTS AGREEMENT
RECITALS
Schedule A